Exhibit 99.1

                   Avanir and VaxGen Form Alliance to Develop
                        and Manufacture Anthrax Antibody

      San Diego and Brisbane, California - January 29, 2004 - AVANIR Pharmaceuticals (AMEX: AVN) and VaxGen, Inc. (Nasdaq: VXGN) have entered into a cross-license and research collaboration agreement for the development and manufacture of pre-clinical supplies of AVANIR's monoclonal antibody candidate for prevention and treatment of anthrax infection. The collaboration will combine AVANIR's proprietary expertise to discover, characterize and develop highly potent anthrax antibodies with VaxGen's cGMP protein manufacturing capability and experience gained through its anthrax vaccine development program.

      The companies have already initiated some of the preliminary steps of the research collaboration, including early characterization of the selected antibody, preliminary non-GMP production, and the submission of a grant application under a request from the Department of Health and Human Services. This grant application requests funding to complete the development process required prior to submitting an investigation new drug application (IND) to the U.S. Food and Drug Administration (FDA).

      VaxGen will support development and manufacturing of AVANIR's anthrax antibody utilizing its R&D and biologics manufacturing facilities in South San Francisco, California. VaxGen will also have mammalian-cell-culture manufacturing capacity for large-scale monoclonal antibody production, through its joint venture, Celltrion, Inc.

      "As a result of our established programs in anthrax vaccines and mammalian-cell-culture manufacturing, we have been studying anthrax monoclonal antibodies closely for some time, and we think AVANIR's skills and technology make them the ideal partner," said Piers Whitehead, VaxGen's Vice President of Corporate and Business Development. "Together, we have the capabilities and assets to take the product all the way through to commercial availability, including large-scale production at Celltrion."

      AVANIR's antibody is designed to provide immediate but temporary protection prior to or after exposure to anthrax. VaxGen's vaccine candidate is designed to provide long-term immunity before and after exposure to the bacteria, although several days to a few weeks would be required for the immunity to develop. If the products are approved for use, someone exposed to anthrax could receive AVANIR's antibody to immediately neutralize the anthrax toxins, followed by a course of VaxGen's anthrax vaccine to establish long-term immunity to the pathogen.

      "AVANIR and VaxGen believe that the government has clearly indicated that complementary biodefense vaccines and therapeutics must be developed in order to provide the maximum degree of protection against anthrax for both military and civilian populations," said J. David Hansen, Senior Vice President of Corporate Development at AVANIR. "We also believe that combining the strengths and expertise of both companies will improve the likelihood of getting our antibody product to market."

      AVANIR Pharmaceuticals is developing antibodies for use as prophylactic and therapeutic drugs to prevent and treat anthrax infections. Two of AVANIR's lead antibodies, AVP 21D9 and AVP 22G12, completely inhibit toxin complex assembly, and do so by attaching to distinct domains of the toxin. Both antibodies bind to the anthrax toxin with a very high affinity, in the picomolar range. Additionally, these are two of AVANIR's most potent anthrax toxin neutralizing antibodies, exhibiting neutralizing potency in the stoichiometric range. AVANIR's preclinical research to date has indicated that protection can be afforded by a single dose of the anthrax antibodies. Mice protected by a single dose of one of AVANIR's antibodies against a lethal challenge of anthrax spores were still completely protected on subsequent exposure to anthrax spores four weeks later.

      VaxGen has received more than $100 million in government funding to develop its anthrax vaccine candidate made from recombinant Protective Antigen
(rPA). The vaccine candidate is based on the work of the U.S. Army Medical Research Institute of Infectious Diseases and combines the potential safety benefits of a product made through modern recombinant technology with efficacy demonstrated in animal models. The vaccine candidate, which VaxGen is developing independently of AVANIR'S anthrax antibodies, is composed of an alum adjuvant and a purified protein, rPA, which is designed to induce antibodies that neutralize anthrax toxins.

      Grants from the U.S. Department of Defense administered through CCAT - Center for Commercialization of Advanced Technology - and from the National Institute of Allergy and Infectious Diseases (NIAID) at the National Institutes of Health have already been awarded to assist AVANIR's early antibody development efforts. AVANIR has submitted a proposal to NIAID for a $1 million grant to discover and evaluate ancillary anthrax antibodies. This grant application is currently under review at NIAID. AVANIR and VaxGen have collaborated on seeking further funding for efforts that will develop the anti-anthrax antibody through IND submission to the FDA.

      The U.S. government has indicated that biodefense products against anthrax are a top priority. The Department of Homeland Defense Appropriations Act has already allocated $5.6 billion for the purchase of various biodefense products. The total appropriation, which was passed on October 1, 2003, includes $890 million for the purchase of biodefense products in the government's current fiscal year, which ends September30, 2004.

                                  About VaxGen

      VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease. Based in Brisbane, California, the company is developing preventive vaccines against anthrax, smallpox and plague. It is also is the largest shareholder in Celltrion, Inc., a joint venture formed to build operations for the manufacture of biopharmaceutical products. For more information, please visit the company's web site at: www.vaxgen.com.

                                  About Avanir

      AVANIR Pharmaceuticals, based in San Diego, is a drug discovery and development company focused on the development of treatments for central nervous system disorders and inflammatory diseases. Using its proprietary Xenerex(TM) technology, AVANIR also develops human monoclonal antibodies for infectious diseases and other therapeutic applications. The Company's first commercialized product, Abreva(R), is marketed in North America by GlaxoSmithKline and is the leading over-the-counter product for the treatment of cold sores.

      Note: Except for the historical information presented herein, matters discussed in this press release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as "estimate," "anticipate," "believe," "plan" or "expect" or similar statements are forward-looking statements.

      Risks and uncertainties for AVANIR Pharmaceuticals include risks associated with product discovery and development as well as risks shown in AVANIR 's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and from time-to-time in other publicly available information regarding the company. Copies of such information are available from AVANIR upon request. Such publicly available information sets forth many risks and uncertainties related to AVANIR 's business and technology. The Xenerex(TM) monoclonal antibody technology competes with several technologies used by large pharmaceutical and biotechnology companies and is subject to a number of uncertainties, including risks associated with obtaining government grants, the success of preclinical and clinical trials, the progress of research and product development programs, the regulatory approval process, competitive products, future capital requirements, and VaxGen's ability and level of support for the antibody research. Any of the aforementioned risks could materially affect AVANIR 's anthrax antibody development plan and the nature of the VaxGen alliance. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance, or that even if such regulatory clearance were received, that such products would ultimately achieve commercial success. The company disclaims any intent or obligations to update these forward-looking statements.

      With respect to VaxGen, forward-looking statements include without limitation, statements regarding VaxGen's ability to support, and timing of, development and manufacturing of Avanir's anthrax antibody in either its South San Francisco facility or through its joint venture, Celltrion, Inc. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2003, under the heading "Risk Factors", and the company's Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on November 19, 2003, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:
           At VaxGen:                         At AVANIR Pharmaceuticals:
           Lance Ignon, Investor Relations    Patrice Saxon, Investor Relations
           Kesinee Yip, Media Relations       858-622-5202
           (650) 624-1041